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                                                                   EXHIBIT 10.32

                           RESTORATION HARDWARE, INC.

                             STOCK PLEDGE AGREEMENT


              AGREEMENT made as of this _____ day of ______, 2001 by and between Restoration Hardware, Inc., a Delaware corporation (the "Corporation"), and Gary
G. Friedman ("Pledgor").

RECITALS

       A. On or about March 18, 2001, Pledgor purchased from Corporation (i) 571,429 shares of Common Stock in Corporation (the "Purchased Common Stock") pursuant to that certain Common Stock Purchase Agreement executed by Pledgor and Corporation and (ii) 1,200,000 shares of Common Stock pursuant to Pledgor's exercise of an employee option (the "Option Stock"). In addition, on or about the date hereof, Pledgor purchased from Corporation 455 shares of Series A Preferred Stock and 545 shares of Series B Preferred Stock (the "Purchased Preferred Stock"). The Purchased Common Stock, the Option Stock and the Purchased Preferred Stock shall be referred in the aggregate as the ("Purchased Shares").

       B. In partial consideration of Pledgor's purchase of the Option Stock, Pledgor has issued to the order of the Corporation that certain promissory note (the "Note") dated of even date herewithin the original principal amount of Two Million Fifty Thousand and no/100's Dollars ($2,050,000.00).

       C. It is a condition to Corporation's willingness to accept the Note as a portion of the consideration for the sale of the Option Stock to Pledgor that Pledgor grant to Corporation a security interest of no less than first priority in the Purchased Shares for the purpose of securing the payment and performance of the Note. In furtherance of the satisfaction of that condition, Pledgor is executing this Agreement for the benefit of the Corporation.

              NOW, THEREFORE, it is hereby agreed as follows:

              1. GRANT OF SECURITY INTEREST.

                     (a) As security for the payment and performance of the Note, Pledgor hereby pledges, assigns, transfers, hypothecates and sets over to Corporation, and hereby grants to Corporation a security interest in, all of Pledgor's right, title and interest in, to and under (i) the Purchased Shares and the "Additional Collateral" (defined below) and any certificates and instruments now or hereafter representing the Purchased Shares and the Additional Collateral, (ii) all rights, interests and claims with respect to the Purchased Shares and Additional Collateral, including under any and all related agreements, instruments and other documents, and (iii) all books, records and other documentation of Pledgor related to the Purchased Shares and Additional Collateral, in each case whether presently existing or owned or hereafter arising or acquired and wherever located (collectively, the "Collateral"). The term "Additional Collateral" refers to any and all (i) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Purchased Shares or such


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additional capital stock or other equity securities, and (ii) cash and non-cash proceeds of the Purchased Shares and any of the foregoing, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, Pledgor.

                     (b) Pledgor hereby agrees to deliver to or for the account of Corporation, at the address and to the Person or Persons to be designated by Corporation, the certificates representing the Purchased Shares, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Corporation.

              2. WARRANTIES. Pledgor hereby warrants that Pledgor is the owner of the Collateral and has the right to pledge the Collateral and that the Collateral is free from all liens, adverse claims and other security interests (other than those created hereby).

              3. DUTY TO DELIVER. Any new, additional or different securities or other property (other than regular cash dividends) which may now or hereafter become distributable with respect to the Collateral by reason of (i) any dividend or distribution with respect to the Collateral (other than a regular cash dividend), stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the capital stock as a class without the Corporation's receipt of consideration or (ii) any merger, consolidation or other reorganization affecting the capital structure of the Corporation shall, upon receipt by Pledgor, be promptly delivered to and deposited with the Corporation as part of the Collateral hereunder. Any such securities shall be accompanied by one or more properly-endorsed stock power assignments.

              4. PAYMENT OF TAXES AND OTHER CHARGES. Pledgor shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of Pledgor's failure to do so, the Corporation may at its election pay any or all of such taxes and other charges without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and until paid shall bear interest at the minimum per annum rate, compounded annually, required to avoid the imputation of interest income to the Corporation and compensation income to Pledgor under the Federal tax laws.

              5. SHAREHOLDER RIGHTS. So long as there exists no event of default under Paragraph 10 of this Agreement, Pledgor may exercise all shareholder voting rights and be entitled to receive any and all regular cash dividends paid on the Collateral and shall be entitled to receive and act upon all proxy statements and other shareholder materials pertaining to the Collateral..

              6. RIGHTS AND POWERS OF CORPORATION. The Corporation may, without obligation to do so, exercise at any time and from time to time one or more of the following rights and powers with respect to any or all of the Collateral:

                            (i) subject to the applicable limitations of Paragraph 9, accept in its discretion other property of Pledgor in exchange for all or part of the Collateral and release Collateral to Pledgor to the extent necessary to effect such


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       exchange, and in such event the other property received in the exchange shall become part of the Collateral hereunder;

                            (ii) perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement; and

                            (iii) at such time as there exists an event of default that has continued uncured for a period of sixty (60) days, transfer record ownership of the Collateral to the Corporation or its nominee and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral (any cash sums which the Corporation may so receive shall be applied to the payment of the Note and any other indebtedness secured hereunder, in such order of application as the Corporation deems appropriate and any remaining cash shall be paid over to Pledgor).

              Any action by the Corporation pursuant to the provisions of this Paragraph 6 may be taken without notice to Pledgor other than notice of default under (iii) above. Expenses reasonably incurred in connection with such action shall be payable by Pledgor and form part of the indebtedness secured hereunder as provided in Paragraph 12.

              7. CARE OF COLLATERAL. The Corporation shall exercise reasonable care in the custody and preservation of the Collateral. However, the Corporation shall have no obligation to (i) initiate any action with respect to, or otherwise inform Pledgor of, any conversion, call, exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the Collateral, (ii) preserve the rights of Pledgor against adverse claims or protect the Collateral against the possibility of a decline in market value or (iii) take any action with respect to the Collateral requested by Pledgor unless the request is made in writing and the Corporation determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Note and other indebtedness secured hereunder.

              Subject to the limitations of Paragraph 9, the Corporation may at any time release and deliver all or part of the Collateral to Pledgor, and the receipt thereof by Pledgor shall constitute a complete and full acquittance for the Collateral so released and delivered. The Corporation shall accordingly be discharged from any further liability or responsibility for the Collateral, and the released Collateral shall no longer be subject to the provisions of this Agreement.

              8. TRANSFER OF COLLATERAL. In connection with the transfer or assignment of the Note (whether by negotiation, discount or otherwise), the Corporation may transfer all or any part of the Collateral, and the transferee shall thereupon succeed to all the rights, powers and remedies granted the Corporation hereunder with respect to the Collateral so transferred. Upon such transfer, the Corporation shall be fully discharged from all liability and responsibility for the transferred Collateral.


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              9. RELEASE OF COLLATERAL. Provided all indebtedness secured hereunder (other than payments not yet due and payable under the Note) shall at the time have been paid in full and there does not otherwise exist any event of default under Paragraph 10, the Purchased Shares and Preferred Shares, together with any additional Collateral which may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to Pledgor in accordance with the following provisions:

                            (i) Upon payment or prepayment of principal under the Note, together with payment of all accrued interest to date on the principal amount so paid or prepaid, one or more of the Purchased Shares and other shares of capital stock held as Collateral hereunder shall (subject to the applicable limitations of Paragraphs 9(iii) and 9(v) below) be released at the time of such payment or prepayment. In each case, the number of Purchased Shares and other shares of capital stock to be so released shall be equal to the number obtained by multiplying (i) the total number of Purchased Shares or other shares of capital stock as the case may be held under this Agreement at the time of the payment or prepayment, by (ii) a fraction, the numerator of which shall be the amount of the principal paid or prepaid and the denominator of which shall be the unpaid principal balance of the Note immediately prior to such payment or prepayment. In no event, however, shall any fractional shares be released.

                            (ii) Any additional Collateral which may hereafter be pledged and deposited with the Corporation (pursuant to the requirements of Paragraph 3) with respect to the Purchased Shares or other shares of capital stock shall be released at the same time the particular shares of Common Stock or other shares of capital stock to which the additional Collateral relates are to be released in accordance with the applicable provisions of Paragraph 9(i).

                            (iii) The Purchased Shares may be released in order to permit the sale thereof, provided, in the case of a sale of Option Shares, that the proceeds from such sale are applied to a proportionate payment of the principal under the Note secured hereunder in accordance with a prepayment or payment of the Note as provided in Paragraph 9(i). In addition, in no event shall any Purchased Shares, shares of other capital stock or other Collateral be released pursuant to the provisions of Paragraph 9(i), 9(ii) 9(iii) if, and to the extent, the fair market value of the Common Stock, shares of other capital stock and all other Collateral which would otherwise remain in pledge hereunder after such release were effected would (after taking into account the payment, if any, of the principal and accrued interest that Maker elects to make with all or a portion of the proceeds) be less than 200% of the unpaid principal and accrued interest under the Note.

                            (iv) For all valuation purposes under this Agreement, the fair market value per share of Common Stock or shares of any capital stock or other Collateral that is convertible into Common Stock on any relevant date shall be determined in accordance with the following provisions (with shares of capital stock or other Collateral that is convertible into Common Stock being treated as


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       having the value of the number of shares of Common Stock into which it is convertible unless there is a separate trading market that would establish the value of such other shares of capital stock or other Collateral):

                                   (A) If the Common Stock is at the time traded
       on the Nasdaq National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such prices are reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                                   (B) If the Common Stock is at the time listed
       on the American Stock Exchange or the New York Stock Exchange or other exchange registered with the Securities and Exchange Commission, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                                   (C) If the Common Stock is at the time
       neither listed on any securities exchange registered with the Securities and Exchange Commission nor traded on the Nasdaq National Market, the fair market value shall be determined by the Corporation's Board of Directors after taking into account such factors as the Board shall deem appropriate.

                            (v) In the event the Collateral becomes in whole or in part comprised of "margin stock" within the meaning of Section 221.2 of Regulation U of the Federal Reserve Board, then no Collateral shall thereafter be substituted for any Collateral under the provisions of Paragraph 6(i) or be released under Paragraph 9(i) or (ii), unless there is compliance with each of the following additional requirements:

                                   (A) The substitution or release must not
       increase the amount by which the indebtedness secured hereunder at the time of such substitution or release exceeds the maximum loan value (as defined below) of the Collateral immediately prior to such substitution or release.

                                   (B) The substitution or release must not
       cause the amount of indebtedness secured hereunder at the time of such substitution or release to exceed the maximum loan value of the Collateral remaining after such substitution or release is effected.


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                                   (C) For purposes of this Paragraph 9(v), the
       maximum loan value of each item of Collateral shall be determined on the day the substitution or release is to be effected and shall, in the case of the shares of Common Stock and any additional Collateral (other than margin stock), equal the good faith loan value thereof (as defined in
       Section 221.2 of Regulation U) and shall, in the case of all margin stock (other than the Common Stock), equal fifty percent (50%) of the current market value of such stock.

              10. EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an event of default under this Agreement:

                            (i) the failure of Pledgor to pay, when due under the Note, any installment of principal or accrued interest and the continuation of such default for more than thirty (30) days after notice of default having been given to Pledgor; or

                            (ii) the acceleration of the Note pursuant to the occurrence of any other acceleration event specified in the Note; or

                            (iii) material breach by Pledgor of any obligation imposed upon Pledgor by reason of this Agreement and the continuation of such breach for more than thirty (30) days after notice of breach having been given to Pledgor; or

                            (iv) the material breach of any warranty of Pledgor contained in this Agreement.

              Upon the occurrence of any such event of default, the Corporation may, at its election, declare the Note and all other indebtedness secured hereunder to become immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party under the provisions of the California Uniform Commercial Code (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder.

              Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of expenses incurred by the Corporation in connection with the disposition, then to the payment of the Note and finally to any other indebtedness secured hereunder. Any surplus proceeds shall be paid over to Pledgor. However, in the event such proceeds prove insufficient to satisfy all obligations of Pledgor under the Note, then Pledgor shall remain personally liable for the resulting deficiency.

              11. OTHER REMEDIES. The rights, powers and remedies granted to the Corporation pursuant to the provisions of this Agreement shall be in addition to all rights, powers and remedies granted to the Corporation under any statute or rule of law. Any forbearance, failure or delay by the Corporation in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of the Corporation under this


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Agreement shall continue in full force and effect unless such right, power or remedy is specifically waived by an instrument executed by the Corporation.

              12. COSTS AND EXPENSES. All costs and expenses (including reasonable attorneys fees) incurred by the Corporation in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the indebtedness secured hereunder and shall constitute a personal liability of Pledgor payable immediately upon demand and bearing interest until paid at the minimum per annum rate, compounded semi-annually, required to avoid the imputation of interest income to the Corporation and compensation income to Pledgor under the Federal tax laws.

              13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without resort to that State's conflict-of-laws rules.

              14. SUCCESSORS. This Agreement shall be binding upon the Corporation and its successors and assigns and upon Pledgor and the executors, heirs and legatees of Pledgor's estate.

              15. SEVERABILITY. If any provision of this Agreement is held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provision nor any other provisions of this Agreement shall be affected thereby.

              IN WITNESS WHEREOF, this Agreement has been executed by Pledgor and the Corporation on this ____ day of ____________, 2001.


                                         /s/ Gary Friedman
                                        ----------------------------------------
                                                       PLEDGOR
                                        Address:
                                                --------------------------------

                                        ----------------------------------------




AGREED TO AND ACCEPTED BY:

RESTORATION HARDWARE, INC.

By: /s/ Walter Parks
   -----------------------------------------

Title:
      --------------------------------------

Dated: ____________________________, 2001


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                      ASSIGNMENT SEPARATE FROM CERTIFICATE



              FOR VALUE RECEIVED, __________________ hereby sell(s), assign(s) and transfer(s) unto __________________________, _________________________
`(____) shares of the Common Stock of the Restoration Hardware, Inc. ("Corporation") standing in his name on the books of the Corporation represented by Certificate No. _________ herewith and do(e)s hereby irrevocably constitute and appoint _______________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:
      ----------------------------

                                        Signature:
                                                  ------------------------------






       INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate.


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                      ASSIGNMENT SEPARATE FROM CERTIFICATE



              FOR VALUE RECEIVED, __________________ hereby sell(s), assign(s) and transfer(s) unto __________________________, _________________________
`(_____) shares of the Preferred Stock of the Restoration Hardware, Inc. ("Corporation") standing in his name on the books of the Corporation represented by Certificate No. __________ herewith and do(e)s hereby irrevocably constitute and appoint _____________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:
      --------------------------------

                                        Signature:
                                                  ------------------------------







INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate.